Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K/A furnished for the month of October 2019 containing its unaudited financial statements as of March 31, 2019 and for the three-months periods ending March 31, 2019 and 2018, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Rice Powell, Chief Executive Officer and Michael Brosnan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ RICE POWELL
Rice Powell
Chief Executive Officer and
Chairman of the Management Board of the
General Partner

May 2, 2019
October 31, 2019

By:	/s/ MICHAEL BROSNAN
Michael Brosnan
Chief Financial Officer and
member of the Management Board of the
General Partner

May 2, 2019
October 31, 2019